Exhibit 5.1

Dallas	SunTrust Financial Centre, Suite 1700
Denver	401 E. Jackson Street
Fort Lauderdale	Tampa, Florida 33602-5250
Jacksonville	www.akerman.com 813 223 7333 tel 813 223 2837 fax
Los Angeles
Madison
Miami
New York
Orlando
Tallahassee
Tampa
Tysons Corner
Washington, DC
West Palm Beach

November 6, 2009

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-3 of Odyssey Marine Exploration, Inc. (“Odyssey”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, for the proposed issuance from time to time, as set forth in the prospectus contained in such Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an aggregate of up to $50,000,000 of the following securities of Odyssey: (a) shares of common stock, par value $0.0001 per shares (the “Common Shares”); (b) shares of preferred stock, par value $0.0001 per shares (the “Preferred Shares”); (c) unsecured senior debt securities (the “Senior Debt Securities”); (d) unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (e) warrants exercisable to purchase Common Shares or Preferred Shares (the “Equity Securities Warrants”); and (f) warrants exercisable to purchase Debt Securities (the “Debt Securities Warrants”). The Common Shares, the Preferred Shares, the Debt Securities, the Equity Securities Warrants, and the Debt Securities Warrants are collectively referred to herein as the “Securities.”

In connection with the registration of the Securities, we have examined and are familiar with: (a) the articles of incorporation and bylaws of Odyssey, as presently in effect, (b) the proceedings of and actions taken by the Board of Directors of Odyssey, in connection with the registration of the Securities, and (c) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

1. When (a) appropriate corporate action has been taken by Odyssey to authorize the issuance of the Common Shares and (b) the Common Shares are offered, issued and sold as contemplated in the Registration Statement, including the Prospectus Supplement relating to those Common Shares, against payment of the consideration therefor as provided in the applicable underwriting agreement, the Common Shares will have been validly issued and will be fully paid and non-assessable.

Odyssey Marine Exploration, Inc.

November 6, 2009

Page -2-

2. When (a) appropriate corporate action has been taken by Odyssey to authorize the issuance of the Preferred Shares and (b) the Preferred Shares are offered, issued and sold as contemplated in the Registration Statement, including the Prospectus Supplement relating to those Preferred Shares, against payment of the consideration therefor as provided in the applicable underwriting agreement, the Preferred Shares will have been validly issued and will be fully paid and non-assessable.

3. When (a) appropriate corporate action has been taken by Odyssey to authorize the form, terms, execution and delivery of the indenture relating to the Senior Debt Securities (the “Senior Debt Indenture”) and any supplemental indenture, each to be entered into between Odyssey and the trustee (the “Senior Indenture Trustee”), (b) the Senior Debt Indenture and any such supplemental indenture have been duly executed and delivered by Odyssey, (c) appropriate corporate action has been taken by Odyssey to authorize the issuance and establish, in accordance with the Senior Debt Indenture, the form and terms of Senior Debt Securities, (d) such Senior Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Debt Indenture and, if applicable, a supplemental indenture thereto, and (e) such Senior Debt Securities are offered, issued and sold as contemplated in the Registration Statement, including the Prospectus Supplement relating to those Senior Debt Securities, against payment of the consideration therefor as provided in the applicable underwriting agreement, such Senior Debt Securities will constitute legal, valid and binding obligations of Odyssey, enforceable against Odyssey in accordance with their terms.

4. When (a) appropriate corporate action has been taken by Odyssey to authorize the form, terms, execution and delivery of the indenture relating to the Subordinated Debt Securities (the “Subordinated Debt Indenture”) and any supplemental indenture, each to be entered into between Odyssey and the trustee (the “Subordinated Indenture Trustee”), (b) the Subordinated Debt Indenture and any such supplemental indenture have been duly executed and delivered by Odyssey, (c) appropriate corporate action has been taken by Odyssey to authorize the issuance and establish, in accordance with the Subordinated Debt Indenture, the form and terms of Subordinated Debt Securities, (d) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the terms of the Subordinated Debt Indenture and, if applicable, a supplemental indenture thereto, and (e) such Subordinated Debt Securities are offered, issued and sold as contemplated in the Registration Statement, including the Prospectus Supplement relating to those Subordinated Debt Securities, against payment of the consideration therefor as provided in the applicable underwriting agreement, such Subordinated Debt Securities will constitute legal, valid and binding obligations of Odyssey, enforceable against Odyssey in accordance with their terms.

5. When (a) appropriate corporate action has been taken by Odyssey to authorize the form, terms, execution and delivery of the warrant agreement (the “Warrant Agreement”) to be entered into between Odyssey and the warrant agent (the “Warrant Agent”), (b) such Warrant Agreement has been duly executed and delivered by Odyssey, (c) appropriate corporate action has been taken by Odyssey to authorize the issuance of the Common Shares, the Preferred Shares, or the Debt Securities, as the case may be, for which the Warrants are exercisable, (d) the Warrant Agent shall have duly executed, issued and delivered Warrants, all in the manner provided for in such Warrant Agreement and such corporate action, and (e) such Warrants are offered, issued and sold as contemplated in the Registration Statement, including the Prospectus Supplement relating to those Equity Securities Warrants or Debt Securities Warrants, as the case may be, against payment of the consideration therefor as provided in the applicable underwriting agreement, such Warrants will entitle the holders thereof to the benefits provided therein and in the applicable Warrant Agreement.

Odyssey Marine Exploration, Inc.

November 6, 2009

Page -3-

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (x) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (y) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

The foregoing opinion is limited to the laws of the state of Florida and Title 7, Chapter 78 of the Revised Nevada Statutes. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

Sincerely,

/s/ Akerman Senterfitt
AKERMAN SENTERFITT